Exhibit 10.4(b)

Contract No.: 2014 Shen Yin Heng Zui Bao Zi No. 0005

Guaranty Contract of Maximum Amount

(Version 1.0, 2013)

INSTRUCTIONS FOR COMPLETION

I. Use ONLY BLUE BLACK or BLACK SIGN PEN or PEN for filling the Contract

II. . Fill all the details completely, legibly, and neatly.

III. Fill the currency in Chinese. No currency symbol is allowed. Chinese currency name should be added before the capitalized amount and currency symbol before amount in figures.

IV. Draw a line or slash for and fill in the blanks with extra space. Stamp the seal of or fill in “blank below”.

Guaranty Contract of Maximum Amount

Guarantor	Shenzhen Haopeng Science & Technology Co., Ltd (“Party A”)

(for authority)	(for individual)

Address;	Building A2, Luoshan Industrial Park, Pinghu Town, Longgang District, Shenzhen	Type of certificate

P.O.:	518000	Certificate No.:

Contact by:		Address;

Tel:	89686802	P.O.:

Fax:	89686819	Employer:

Email:		Tel:

Legal representative:	Pan Dangyu	Email:

Opening bank and account:

Creditor:	China CITIC Bank Corporation Limited Shenzhen Branch (“Party B”)

Address;	Block North, 2nd Phase, Times Square Excellence, Zhong Xin San Road, Futan District, Shenzhen City

P.O.:	518031

Contact by:
Tel:	0755-25941266

Fax:

Email:
Legal representative/principle:	Chen Xuying

At:

Date:

In order to ensure the implementation of the creditor's rights, successively occurrence in a certain period of time, between Party B and Shupeng Science & Technology (Shenzhen) Co., Ltd (“the debtor to the principal contract”) and to guaranty the realization of the creditor's rights of Party B, Party A is willing to provide the maximum guaranty to the creditor for his implementation of the liabilities. Party B agrees to accept such maximum guaranty provided by Party A. Therefore, this Contract is made in accordance with the Contract Law of the People's Republic of China, the Security Law of the People's Republic of China, and other relevant laws and regulations on the basis of the principles of equal consultation for specifying the rights and obligations between Party A and Party B:

Article 1 Definitions

1.1 The maximum guaranty refers to Party A provide guaranty to Party B against the debtor to the principal contract in the creditor's rights, successively occurrence in a certain period of time, with the designated maximum debt subscribed in the contract. In the event of the occurrence of the guaranty responsibility that borne by Part A regulated in this contract, Party B is entitled to request Party A to undertake such liability subject to the agreed amount.

Article 2 Creditor’s right of the principal contract and the guaranty

2.1 Subject to the time limit prescribed in Article 2.2 in this contract, a series of contracts, agreements and other legal documents regarding to the relations of creditor’s rights and debt obligation signed between Party B and the debtor to the principal contract constitute the principal contract of this contract (“principal contract”).

2.2 The creditor’s rights of which hold by Party A under this contract refers to the series of creditor’s rights owned by Party B according to the principal contract signed with the debtor to the principal contract from _____ (day) _____ (month), 2014 to ______ (day)______(month), 2015.

Where Party B is responsible for providing the debtor to the principal contract with the following specific businesses, including bill, letter of credit, letter of guaranty, commercial acceptance bill (including the debtor to the principal contract is the acceptor and holder, etc) or other contingent liabilities business, Party A shall irrevocably promise and guaranty that all the creditor’s rights which held by Party B based on the businesses will be recorded in the scope of guaranteed under this agreement when one of the above mentioned business corresponding contract signing days, the open days or expiration days of the bills, letter of credit, and letter of guaranty or the actual days of money advances of Party B, and the days of performing the liability for guaranty is occurred within the designated period in this paragraph. Herewith, Party A is willing to undertake the corresponding liability to guaranty.

Where Party B provides the debtor to the principal contract with the factoring business, as the specific business, Party A shall irrevocably promise and guaranty that all the creditor’s rights which held by Party B based on the businesses will be recorded in the scope of guaranteed under this agreement as long as the above mentioned factoring business corresponding contract signing day or the repurchase implementing day is occurred within the designated period in this paragraph. Herewith, Party A is willing to undertake the corresponding liability to guaranty.

2.3 The maximum creditor’s rights guaranteed by Party A under this contract are determined by the following __________ item:

(1) (Currency) _______ (in words) : ______________________________________

(2) The principal of the creditor's rights (currency) (amount in words) ______________________ and the corresponding interest, penalties, liquidated damages, as well as all other expenditures spent for the realization of the creditor's rights and the guaranteed rights (including but not limited to legal fare, arbitration fee, attorney fee, travel expense, assessment cost, transfer fee, cost of preservation, announcement fee, notarial and certification fee, translation fee, and execution cost, etc.) and all other payables.

2.4 The “principal” in paragraph 2.3 refers to the principal of the creditor’s rights enjoyed by Party B against the debtor to the principal contract under the principal contract, including but not limited to the payable principal of Renminbi and foreign currency loan of the principal debtor, the bill amount of banker's acceptance draft applied, the L/C issuing amount, and the L/G amount, etc.

2.5 Approved through negotiation between Party A and Party B, the creditor’s rights holding by Party B under the List of Transfer to the Maximum Guaranty Creditor’s Rights, attached to this contract, signed between Party B and the debtor to the principal contract before this Contract enters into effect will transfer to the scope of the creditor’s rights under this contract.

Article 3 Scope of guaranty

3.1 The scopes of guaranty include: the principal contract principal creditor’s rights, interest, default interest, compound interest, liquidated damages, damage awards, expenditures spent for the realization of the creditor’s rights (including but not limited to legal fare, arbitration fee, attorney fee, travel expense, assessment cost, transfer fee, cost of preservation, announcement fee, execution cost, etc.) and all other payables.

Article 4 Modes of guaranty

4.1 The mode of guaranty under this contract is joint liability guaranty. Where the implementation validity of a single debt under the principal contract is expired, and the debtor fails to fulfill or wholly fulfill his liabilities, Party B shall be entitled to directly request Party A to undertake such responsibilities.

Article 5 Guaranty period

5.1 The guaranty period under this contract is two years calculating from the expiration of the debt performing limitation under the principal contract, namely, two years calculating from the date of debt performing limitation performed by the debtor according to the specific business contract. The guaranty period of each specific business contract is calculated separately.

5.2 The principal contract shall prevail regarding to the debt performing limitation of the debtor to the principal contract. However, where the principal contract debt is matured in advance due to the reasons of the laws, regulations, rules, or the agreement under the principal contract, or the unanimity consent by the parties to the principal contract, or the parties to the principal contract decide to extend such limitation and approved by Party A, the accelerated due date or the extended due date shall be deemed as the expiration date of such debt performance. Where the principal contract states that the debtor may repay the debt in installment, the expiration date of such debt shall be deemed as the expiration date of such debt performance.

Where the businesses under the principal contract are letter of credit or bank acceptance bill, the date of L/C or the advance date of bank acceptance bill shall be deemed as the expiration date of such debt performance of the debtor to the principal contract.

Where the business under the principal contract is letter of guaranty, the actual performance date of such letter of guaranty fulfilled by Party B shall be deemed as the expiration date of such debt performance of the debtor to the principal contract.

Where the business under the principal contract is factoring one, the payment date of the repurchase price regulated in the factoring contract shall be deemed as the expiration date of such debt performance of the debtor to the principal contract.

Where the business under the principal contract is other contingent liabilities one, the actual payment date paid by Party B t shall be deemed as the expiration date of such debt performance of the debtor to the principal contract.

Article 6 Representations and warranties of Party A

6.1 (for authority) Party A, as a Chinese legal person or other organization, legally established in the People's Republic of China according to the laws of China, has the qualified capacities for civil rights to sign and perform this contract and the ability to independently bear civil liabilities. Party A was awarded the necessary and legal approval and authorization, internally or externally, to sign this agreement.

(For individual) Party A, as a natural person, has the qualified capacities for civil rights and behavior to sign and perform this contract and the ability to independently bear civil liabilities. Party A has no overdue loans, debit interest, malicious overdraft of credit card and other bad credit history, and no criminal record. Party A is qualified with all the conditions for Guarantor in accordance with laws and regulations.

6.2 Party A fully understands and agrees to all terms of the principal contract, and confirms the authenticity of the businesses relating to the principal contract. Party A voluntarily gives priority to the debtor to the principal contract in providing guaranty. All the meaning of such party under this contract is true. Party A hereby commitments that Party A will bear his guaranty responsibilities in accordance with the contract even if the actual uses of such credit amount adopted by the debtor to the principal contract are discrepancy to the uses under the principal contract (including but not limited to repaying loan with loan).

6.3 Party A confirms that the guaranty provided will not be restricted or banned nor will cause any illegal situation.

6.4 All data and information provided by Party A are legality, truthfulness, accuracy, and integrally. Except for the information disclosed to Party B in written form, Party A has disclosed Party B with all other major liabilities (including contingent liabilities), default behavior, litigation, arbitration events or other significant issues, and other key assets-influenced cases that may affect the performance of this contract.

6.5 Party A confirms: in the event the debtor to the principal contract fails to perform due debts or the occurrence of the agreed Guarantor bearing the guaranty responsibilities, regardless Party B possess other guaranty (including but not limited to the debtor to the principal contract and/or a third person provide material guaranty, guaranty, letter of guaranty, standby letter of credit and guaranty modes) to the creditor’s rights under this contract, Party B shall have the right to directly request Party A in fulfilling his guaranty rights prescribed in the guaranty scope without exercising other guaranty rights in advance (including but not limited to priority procedure of material guaranty provided by the debtor to the principal contract and/or the third party); where the guaranty scope under this contract contains several creditor’s rights, Party B shall have the right to determine the discharge order and proportion to the creditor’s rights.

6.6 Where Party B abandons other guaranty rights (whether such guaranty is provided by the debtor or by a third party) for any reason or changes the order or contents of the aforesaid guaranty rights, and such actions cause any deprivation or decreasing of the priority of compensation under the aforesaid guaranty rights, Party A confirms that no guaranty responsibilities against Party B will be waived or decreased.

Article 7 Rights and obligations of Party A

7.1 (for authority) during the validity period of this contract, in the event that Party A encounters the following cases, including but not limited to, equity transfer, reorganization, merger, and acquisition; reorganization into stock company, joint venture company, cooperative enterprise, affiliated company, and contracting enterprise; changes in the scope of business and the registered capital; and material assets transfer that may or enough to affect its guaranty ability, Party A should issue written notice to Party B thirty (30) days in advance. Where Party A transfers, leases or sets guaranty for other debts beyond such debt under this contract, or disposes its material assets, such events should be approved by Party B in written form.

(For individual) in the event of the enterprise, Party A is servicing as the controlling shareholder or actual controller, encounters the following cases, including but not limited to, equity transfer, reorganization, merger, and acquisition; reorganization into stock company, joint venture company, cooperative enterprise, affiliated company, and contracting enterprise; changes in the scope of business and the registered capital; and material assets transfer that may or enough to affect its guaranty ability, Party A should issue written notice to Party B three (3) days in advance.

7.2 (for authority) during the validity period of this contract, in the event that Party A encounters the following cases, including but not limited to, business suspension, close, application for bankruptcy, accepted bankruptcy petition, declared of bankrupt, dissolving, revocation of business license, cancellation, deterioration of financial position, or being involved in any litigation, arbitration, criminal case, civil and administrative penalty, and economic disputes that may or enough to affect its guaranty ability, Party A should issue a written notice to Party B when the above mentioned cases are happened or potentially to be occurred within three (3) days.

(For individual) in the event of the enterprise, Party A is servicing as the controlling shareholder or actual controller, encounters the following cases, including but not limited to, business suspension, close, application for bankruptcy, accepted bankruptcy petition, declared of bankrupt, dissolving, revocation of business license, cancellation, deterioration of financial position, or being involved in any litigation, arbitration, criminal case, civil and administrative penalty, and economic disputes that may or enough to affect its guaranty ability, Party A should issue a written notice to Party B when the above mentioned cases are happened or potentially to be occurred within three (3) days.

7.3 (for authority) during the validity period of this contract, in the event that Party A’s legal representative, principle or controlling shareholders encounters the following cases, including but not limited to, change his nationality, address, and marriage status; becoming unemployment, disability, and serious illness; or being involved in any litigation, arbitration, criminal case, civil and administrative penalty, and economic disputes that may or enough to affect its guaranty ability, Party A should issue a written notice to Party B when the above mentioned cases are happened or potentially to be occurred within three (3) days.

(For individual) during the validity period of this contract, in the event that Party A encounters the following cases, including but not limited to, change his nationality, address, and marriage status; becoming unemployment, disability, and serious illness; or being involved in any litigation, arbitration, criminal case, civil and administrative penalty, and economic disputes that may or enough to affect its guaranty ability, Party A should issue a written notice to Party B when the above mentioned cases are happened or potentially to be occurred within three (3) days.

7.4 During the validity period of this contract, where Party A changes his name, residence place, contact information, etc., he should issue a written notice to Party B three (3) days after such amendment.

7.5 During the validity period of this contract, in the event any case prescribed in Article 7.1, 7.2 and 7.3 occurs against Party A, Party A confirms to properly implement all guaranty responsibilities under this contract subject to the requirements presented by Party B, and to provide the concrete solutions in implementing such responsibilities.

7.6 Party A confirms that all the declaration and guaranty made are truthfulness, effectiveness, and integrally. During the validity period of this contract, in the event Party A violates the provisions prescribed in Article 6 under this contract, Party A confirms to properly implement all guaranty responsibilities under this contract subject to the requirements presented by Party B, and to provide the concrete solutions in implementing such responsibilities.

7.7 Where Party B and the debtor to the principal contract determine to amend the principal contract, except for the extension period or the increase of creditor’s rights amount, such two parties may exercise such amendment without prior consent of Party A. Accordingly, Party A will continue to fulfill his creditor’s rights guaranty responsibilities under the principal contract in accordance with the contract.

Where the extension of the principal contract or the increase the amount of creditor's rights without prior consent of Party A, Party A will continue to fulfill his creditor’s rights guaranty responsibilities under the principal contract in accordance with the contract.

7.8 During the guaranty period, Party A shall not provide to any third Party with guaranty that beyond its own ability.

7.9 (For individual) during the validity period of this contract, Party A shall, at the request of Party B, provide effective certificate of identification status, occupation, income, expenses and liabilities, guaranty and economic disputes with others to prove his performance status and related legal documents.

7.10 In the event of the expiration of the debt performance period under the principal contract or the acceleration of maturity of such debt, and the debtor fails to repay the debt in according with the provision prescribed in the principal contract, Party B shall be entitled to directly request Party A to pay off the debt. Party A confirms that he will never refuse to pay and defense such responsibilities with any reason against any claim requirements presented by Party B.

7.11 Party A shall have the duty to provide Party B with the Balance Sheet and statements to all external guaranty status; regularly or from time to time respond to the requests of Party B; and to provide the statements and other documents that may truly reflect its financial status.

7.12 Where the businesses under the principal contract are domestic letter of credit, buyer-financing under domestic letter of credit, import letter of credit, or import bill advance/import refinance, and the confirming bank and the negotiating bank to Party B or its designated person, authorized person, and letter of credit had delivered the payment or fulfilled other payment behavior, Party A shall bear the incontestable guaranty responsibilities accordingly. Party A shall not raise an indemnity or counterplead due to any stop payment order and prohibition order issued by any judicial organs or administrative organs against the payment obligation under such letter of credit; or due to seal-up, distrain, freezing of the properties relating to the letter of credit, or other measures or similar measures; or due to any discrepancy to the letter of credit.

7.13 For delivery against bank guarantee, endorsement of bill of lading, and authorized withdrawal businesses, Party A shall not raise an indemnity or counterplead due to the non-payment by the debtor to the principal contract against the amount under the letter of credit.

7.14 During the validity period of this contract, where Party B transfers the creditor’s rights under the principal contract, Party A agrees to continue to bear the liability for guarantying the creditor's rights against such assignee according to the stipulation of the contract.

7.15 Party A agrees to authorize Party B to check Party A's credit records via financial credit information basic database and at the credit information service approved by the People's Bank of China; and agrees to allow Party B to provide Party A’s credit information to the financial credit information basic database and the credit information service approved by the People's Bank of China.

Article 8 Rights and obligations of Party B

8.1 Where the implementation validity of the debt under the principal contract is expired, and the debtor fails to fulfill, wholly or partly, his liabilities, Party B shall be entitled to directly request Party A to undertake such responsibilities.

8.2 Party B may not notice Party A where Party B signs specific business contract, regarding to the credit business under the principal contract, with the debtor.

8.3 In the event of any cases that may affect the guaranty ability of Party A, including but not limited to cases prescribed in subparagraph from 9.1.2 to 9.1.9, Party B should be entitled to request Party A to supplementary provide a guaranty recognized by Party B.

8.4 Party B should keep secrets of the relevant data, documents and information provided by Party A, except for the query or disclosure required by the laws, regulations, rules or the authorized authorities.

Article 9 Undertaking the guaranty responsibility

9.1 During the validity period of this contract, Party B should be entitled to request Party A to perform the guaranty responsibility, or take appropriate legal measures against Party A or Party A’s property or property right if one of the following happens:

9.1.1 Where any debt under the principal contract is expired (including due in advance) and Party B fails to liquidate such debt, or the debtor to the principal contract violates other agreements under the principal contract;

9.1.2 Party A or the debtor to the principal contract encounter business suspension, close, application for bankruptcy, accepted bankruptcy petition, declared of bankrupt, dissolving, liquidation, business suspension for rectification, revocation of business license, and cancellation;

9.1.3 Party A’s serious financial loss, assets loss or any assets loss caused by external guaranty, or other financial crisis, and fails to provide the corresponding security guaranty, or the guaranty provided to Party B can not meet the satisfactory status;

9.1.4 Crisis in business or finance of Party A’s controlling shareholder or other associated company, or significant connected transaction between Party A and the controlling shareholder or other associated companies that affect Party A’s normal operation, and fails to provide the corresponding guaranty or satisfied guaranty to Party B;

9.1.5 Adverse changes in Party A’s industry, and fails to provide the corresponding guaranty or satisfied guaranty to Party B;

9.1.6 (for authority) Party A's senior management suspected of serious embezzlement, bribery, fraud, or illegal business cases, and fails to provide the corresponding guaranty or satisfied guaranty to Party B;

(for individual) Party A was administrative and criminal penalized, or involved in major civil legal disputes that may or enough to affect the ability to guaranty, and fails to provide the corresponding guaranty or satisfied guaranty to Party B;

9.1.7 Party A violates the provisions of Article 7.5 and 7.6 under this contract in implementing all the guaranty responsibilities under this contract, or fails to provide the specific satisfied solutions of such guaranty responsibility to Party B;

9.1.8 Cross-default provision: where Party A violates the provisions under other debt-based documents and such default action has not been corrected within the applicable grace period, such cases both lead to one of the following circumstances and constitute the violation of this contract

(1) The debts under other documents are declared or being declared of accelerating the maturity;

(2) The debts under other documents are not declared or being declared of accelerating the maturity, but default in payment;

9.1.9 Other events that may threaten or damage or have the potential to threaten or damage Party B's equity.

9.2 Where Party B requests Party A to undertake the guaranty responsibility, Party A must delivery the payment to Party B subject to the amount and mode stated in the written notice immediately after the receipt of the notice issued by Party B.

9.3 While performing the guaranty responsibility, Party A should fulfill subject to the following order:

(1) The payables, liquidated damage, and compensation for damage supporting this contract and the provisions of the principal contract, and relevant laws and regulations;

(2) To pay the payable penalties and compound interest under the principal contract;

(3) Payable interests under the principal contract;

(4) Payable principal under the principal contract;

Where Party A performs the guaranty responsibility but failed to repay or pay the total amount in the same order, Party B should be entitled to choose the order and proportion of such payment.

9.4 Where Party A fails to fulfill the guaranty responsibilities according to the Article 7.5, 7.6, 9.1, and 9.2 under this contract, or Party A performs the guaranty responsibility but failed to repay or pay the total amount in the same order, Party A authorizes Party B to directly deduct from any account of Party A opened at CITIC Bank and/or to exercise penalty against Party A’s assets or property rights legally possessed and managed by Party B in order to pay off the debt under the principal contract. While Party B collects money from Party A's account and the account currency is different from the currency of the creditor’s rights under the principal contract, the list price released by Party B on that date shall be used for conversion.

Article 10 Liability for breach of contract

10.1 After this contract comes into effect, Party A and Party B shall fulfill the obligations of this contract. Where one party fails to perform or completely fulfill the obligations of this contract, the defaulting party shall bear the corresponding liability for breach of contract, and compensate the losses to the other party.

10.2 Party A shall compensate Party B to any loss caused by untrue, inaccurate, incomplete or intentionally misleading of the representations and warranties of Article 6 of this contract.

10.3 Where the contract becomes invalid due to the fault of Party A, such party shall compensate all loss to Party B within the scope of the guaranty.

Article 11 Cumulative rights

11.1 All rights of Party B under this contract are cumulative and will not affect and eliminate Party B’s any rights enjoyed to Party A according to laws and other contracts. Unless otherwise presented by Party B in written form, Party B’s non-exercise, partially exercise and/or delay in exercising his responsibilities will not constitute the waiver or partially waiver of his right, nor affect, stop and interfere to Party B’s further exercise of his rights or exercise of any other rights.

Article 12 Continuity of obligation

12.1 All obligations and joint liabilities of Party A under this contract are continuity which generates fully bind to his heir or legatee, legal agent, receiver, and assignee; and to the main body’s merger, acquisition, reorganization, reorganization into stock company, and name change. Such obligations and liabilities will not be affected by any dispute, claim and legal procedures, and any contracts and documents signed between the debtor to the principal contract and any natural person or legal person; nor being changed due to the debtor’s bankruptcy, insolvency, loss of enterprise qualification, change the Articles of Association, and any change in nature.

Article 13 Other terms

If the paragraph conflicts to any other provisions, this paragraph shall prevail.

Article 14 Applicable law

14.1 The laws of the People's Republic of China are applied to this contract (for the purposes of this contract, including the laws of Hong Kong, Macao and Taiwan).

Article 15 Disputes resolution

15.1 Any dispute rising under this contract and in connection with this contract should be solved by Party A and Party B through consultation; if fails, both parties agree to take in the following (2) item for solution:

(1) Apply to / arbitration commission for arbitration and the existing effective arbitration rules of such commission shall be applied;

(2) To file claims to the People's Court with jurisdiction at Party B’s side.

Article 16 Contract effectiveness

16.1 This contract is independent from the principal contract. Where the principal contract is invalid for any reason, the effectiveness of this contract will not be affected and will remain valid, the joint liability of Party A under this contract and the legal responsibility (including but not limited to refund and compensate for the losses) of the debtor to the principal contract under the principal contract.

16.2 In the event a provision or partially contents of a provision under this contract is now or will become null and void in the future, such invalid provision or part will not affect the effectiveness of this contract, other provisions under this contract, or other contents of such provision.

Article 17 Execution, amendment, and termination

17.1 (for authority) this contract comes into effect after it is being signed and stamped (signed the signature or stamped the common seal) and stamped the common seal or specialized contract seal by the legal representative or authorized agent of Party A and the legal representative/principle or authorized agent of Party B.

(for individual) this contract comes into effect after it is being signed and stamped (signed the signature or stamped the common seal) and stamped the common seal or specialized contract seal by Party A or his authorized agent (signature or seal) and the legal representative/principle or authorized agent of Party B.

17.2 After this contract comes into effect, except to the existing agreement of this contract, both Party A and Party B should not unilaterally modify or terminate this contract; if any modification or termination of this contract is necessary, both parties should negotiate it to reach written agreement.

Article 18 Miscellaneous

18.1 What is left unmentioned in contract may be concluded by Party A and Party B in written agreement separately as an appendix. All affixes, amendments or supplements of this contract shall form an integral part of this contract, and have the same legal effectiveness to this contract.

18.2 Notice and delivery

18.2.1 All notices and requests under this contract, and the involved debt-collection and litigation (arbitration) legal documents or other communications may be delivered or sent to the agreed address or contact information stated at the beginning of this contract.

18.2.2 Where all notices, requests, debt-collection letters or other communication issued by Party B to Party A under this contract are sent in the form of telex, telephone, fax, and E-mail shall be deemed to have delivered to Party A; the third day after the delivery date for postal mail will be deemed to have delivered to Party A; for sending in person, the receipt date of Party A shall be deemed as successfully delivery. If Party A refuses to accept, the person serving such document may take photos and video to record the service process, and make the document lien. In this case, the document is deemed as delivered.

18.2.3 The judicial organ or the arbitration organization may deliver relevant (legal) documents to Party A subject to the address and contact information agreed in this contract. Where no one receives such documents or Party A refuses to receive, the person serving such document may take photos and video to record the service process, and make the document lien. In this case, the document is deemed as delivered successfully. In the event the (legal) documents are failed to be successfully delivered or returned back due to Party A provide false contact information or fail to timely notice the change of the contact information after amendment, the returned date of such (legal) documents will be deemed as the delivery date.

18.2.4 In the event the aforesaid contact information, provided by Party A, is changed, Party A should immediately issue notice to Party B in written within three days after the change; where the change of the information is made after the processing of the debt under this contract into the phase of litigation or arbitration, such change should be informed in writing to the trial authority. Otherwise, all notices or other documents issued will be delivered subject to the original information. In such case, the documents will be deemed as successfully delivered even the party receives no documents.

18.3 This contract in ________ copies. Party A holds _________ versions, and Party B holds ________ versions.

18.4 Party B has took the measures of overstriking, bold, highlighting and other reasonable methods to remind Party A of the exemption clauses or responsibility restriction provision under this contract. In addition, Party A has made a full explanation to the related terms according to the requirements of Party A; Party A and Party B both have no dissent to the understanding of all contract terms.

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(This page is intentionally left blank. It is the signature page of the Guaranty Contract of Maximum Amount with the number of __________

Party A:

(for authority)	(for individual)

(Common seal or specialized contract seal)

Signature of Party A/authorized agent:

Legal representative

(or authorized agent)

The spouse hereby confirms that: I acknowledge the aforesaid contract terms and have unanimity to the guaranty responsibilities under this contract borne by Party A (including but not limited to communal estate). The mailing address of Party A (including after the amendment) is the address of him.

Signature of Party A’s spouse/authorized agent:

Party B (common seal or specialized contract seal)

Legal representative/principle (or authorized agent):

Affix: List of Transfer to the Maximum Guaranty Creditor’s Rights

Affix

List of Transfer to the Maximum Guaranty Creditor’s Rights

Series	Contract No.	Name of contract	Amount of creditor’s rights under the contract	Note